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                                                                    EXHIBIT 23.2


                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


     As independent petroleum consultants, we hereby consent to the inclusion of our report dated February 18, 2000, on the estimates of the net proved natural gas reserves of Pennaco Energy, Inc. and their present values, as of January 1, 2000, incorporated by reference into this registration statement and the prospectus included herein, and all references to our firm herein.


                                    RYDER SCOTT COMPANY, L.P.



Denver, Colorado
June 22, 2000